As filed with the Securities and Exchange Commission on December 10, 2004.

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GENAERA CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	5110 Campus Drive Plymouth Meeting, Pennsylvania 19462	13-3445668
(State of Incorporation)	(Address of principal executive offices) (Zip Code)	(I.R.S. Employer Identification No.)

GENAERA CORPORATION 2004 STOCK-BASED INCENTIVE COMPENSATION PLAN

____________________________________

(Full Title of the Plan)

John A. Skolas

Executive Vice President and Chief Financial Officer

Genaera Corporation

5110 Campus Drive

Plymouth Meeting, Pennsylvania 19462

(Name and address of agent for service)

(610) 941-4020

(Telephone number, including area code, of agent for service)

Copies of all communications to:

James A. Lebovitz

Dechert LLP

4000 Bell Atlantic Tower

1717 Arch Street

Philadelphia, Pennsylvania 19103-2793

(215) 994-4000

CALCULATION OF REGISTRATION FEE

Title of securities to be registered (1)	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Genaera Corporation 2004 Stock-Based Incentive Compensation Plan (“2004 Plan”), Common Stock, par value $.002 per share	4,500,000 shares	$3.53(2)	$15,885,000	$2,012.63

(1)	This Registration Statement registers the offer and/or sale of an aggregate 4,500,000 shares of common stock, par value $.002 per share, of the registrant (“Common Stock”) currently reserved for issuance under the 2004 Plan. Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement (the “Registration Statement”) shall also cover any additional shares of Common Stock which become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant.

(2)	A maximum offering price of $3.52 was estimated pursuant to Rule 457(c) of the Securities Act, solely for the purposes of calculating the registration fee, based upon the average of the reported high and low sales prices for a share of Common Stock on December 9, 2004 as reported on the NASDAQ National Market.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing information specified in Part I of Form S-8 will be sent or given to all employees as specified by Rule 428(b)(1) of the Securities Act. These documents are not required to be filed with the Securities and Exchange Commission and are omitted from this Registration Statement in accordance with the explanatory note to Part I of Form S-8 and Rule 428 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, heretofore filed by Genaera Corporation (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference in this Registration Statement, except as superseded or modified as described herein:

•	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, filed on March 25, 2004, which contains audited financial statements for the Company.

•	The Registrant’s Proxy Statement for the fiscal year ended December 31, 2003, filed on March 29, 2004.

•	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, filed on May 10, 2004.

•	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, filed on August 2, 2004.

•	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004, filed on November 9, 2004.

•	All other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Exchange Act since November 9, 2004.

•	The description of the Registrant’s Common Stock contained in the Registrant’s registration statement on Form 8-A filed under the Exchange Act on November 7, 1991, and as amended on January 15, 1993, including any amendment or reports filed for the purpose of updating such description.

•	All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration

Statement, but prior to the filing of a post-effective amendment to this Registration Statement, which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents. Any statement contained in an incorporated document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other incorporated document subsequently filed, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (“Section 145”) permits indemnification of directors, officers, agents and controlling persons of a corporation under certain conditions and subject to certain limitations. Article 9 of Genaera Corporation’s Bylaws provides for the indemnification of directors, officers, employees and agents to the maximum extent permitted by the Delaware General Corporation Law. Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer or agent of the corporation or another enterprise if serving at the request of the corporation. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification may be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 further provides that to the extent a director, officer, employee or agent of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

Genaera Corporation’s Bylaws permit it to purchase insurance on behalf of such person against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not Genaera Corporation would have the power to indemnify him against such liability under the foregoing provision of the Bylaws. Genaera Corporation maintains directors and officers insurance.

Item 7.	Exemption From Registration Claimed.

Not applicable.

Item 8.	Exhibits.

The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

Exhibit Number	Description
4.1	The relevant portions of the Registrant’s Third Restated Certificate of Incorporation defining the rights of holders of Common Stock (incorporated by reference to Exhibit 3.1 of the report filed by the Registrant on Form 10-Q with the Commission on August 14, 2003 (File No. 000-19651)).

4.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 of the report filed by the Registrant on Form 10-Q with the Commission on August 14, 2002 (File No. 000-19651)).

4.3	2004 Stock-Based Incentive Compensation Plan (incorporated by reference to Exhibit 10. of the report filed by the Registrant on Form 10-Q with the Commission on August 2, 2004 (File No. 000-19651)).

5.1	Opinion of Dechert LLP.

23.1	Consent of KPMG LLP.

23.2	Consent of Dechert LLP (contained in the opinion filed as Exhibit 5.1 to this Registration Statement).

24.1	Power of Attorney (included in Signature Page).

Item 9.	Undertakings.

Undertakings required by Item 512(a) of Regulation S-K

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Undertakings required by Item 512(b) of Regulation S-K

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Undertakings required by Item 512(h) of Regulation S-K

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plymouth Meeting, Commonwealth of Pennsylvania, on December 8, 2004.

GENAERA CORPORATION

By:	/s/ ROY C. LEVITT
Roy C. Levitt, M.D.
President, Chief Executive Officer and Director (Principal Executive Officer)

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Roy C. Levitt and John A. Skolas and each of them, as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including pre- or post-effective amendments) to this Registration Statement on Form S-8 under the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully as to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact or his agent or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 and the foregoing Power of Attorney have been signed by the following persons in the capacities and the date indicated on December 8, 2004.

Signature	Title	Date

/s/ R. FRANK ECOCK R. Frank Ecock	Director	12/8/04

/s/ ZOLA P. HOROVITZ Zola P. Horovitz, Ph.D.	Director	12/8/04

/s/ OSAGIE O. IMASOGIE Osagie O. Imasogie	Director	12/8/04

/s/ ROY C. LEVITT Roy C. Levitt, M.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	12/8/04

/s/ ROBERT F. SHAPIRO Robert F. Shapiro	Director	12/8/04

/s/ JOHN A. SKOLAS John A. Skolas	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	12/8/04

/s/ JAMES B. WYNGAARDEN James B. Wyngaarden, M.D.	Director	12/8/04

Exhibit Index

Exhibit Number	Description

4.1	The relevant portions of the Registrant’s Third Restated Certificate of Incorporation defining the rights of holders of Common Stock (incorporated by reference to Exhibit 3.1 of the report filed by the Registrant on Form 10-Q with the Commission on August 14, 2003 (File No. 000-19651)).

4.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 of the report filed by the Registrant on Form 10-Q with the Commission on August 14, 2002 (File No. 000-19651)).

4.3	2004 Stock-Based Incentive Compensation Plan (incorporated by reference to Exhibit 10.1 of the report filed by the Registrant on Form 10-Q with the Commission on August 2, 2004 (File No. 000-19651)).

5.1	Opinion of Dechert LLP.

23.1	Consent of Independent Auditors

23.2	Consent of Dechert LLP (contained in the opinion filed as Exhibit 5.1 to this Registration Statement).

24.1	Power of Attorney (included in Signature Page).